Exhibit 10.3

AMENDMENT TO THE EXCLUSIVE LICENSE AGREEMENT (MLD)

This Amendment to the Exclusive license Agreement (MLD) (the “Amendment”), is entered into as of May 7, 2025 (the “Amendment Effective Date”), by and between Passage Bio, Inc. (“Passage”) and Gemma Biotherapeutics, Inc. (“Gemma”).

RECITALS

WHEREAS, Passage and Gemma entered into that certain Exclusive License Agreement (MLD), dated as of July 31, 2024 (the “Agreement”); and

WHEREAS, the Parties have mutually agreed to amend the Agreement as follows, in accordance with Section 12.7 of the Agreement;

NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, and on the terms and subject to the conditions set forth herein, the Parties hereby agree as follows:

1.Capitalized terms used and not otherwise defined herein shall have the respective meanings given to such terms in the Agreement.
2.Section 1.29 of the Agreement is hereby deleted and replaced in its entirety with the following:
3.	“[Reserved]”
4.Section 1.91 of the Agreement is hereby deleted and replaced in its entirety with the following:

“[Reserved]”

5.Section 5.1 of the Agreement is hereby deleted and replaced in its entirety with the following:

“Product Supply; Upfront Fee. As partial consideration for the License and other rights granted by Passage to Gemma herein, and in exchange for Passage’s supply of product for the conduct of a Clinical Study for a Licensed Product by Gemma or its designee, Gemma shall pay to Passage a one-time, non-refundable, non-creditable upfront fee of $5,000,000 on or before March 31, 2026.”

6.As expressly amended by this Amendment, the Agreement shall continue in full force and effect pursuant to its terms.
7.No waiver, alteration or modification of any of the provisions of this Amendment shall be binding unless made in writing and signed by the Parties.

Docusign Envelope ID: 46012945-631A-43B9-BFC0-21D33936F25D

8.This Amendment may be executed in counterparts with the same effect as if both Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together, and shall constitute one and the same instrument. Any such counterpart, to the extent delivered by Electronic Delivery shall be treated in all manners and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. Neither Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent that such defense relates to lack of authenticity.
9.This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without reference to any rules of conflict of laws that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

[Signature page follows]

Docusign Envelope ID: 46012945-631A-43B9-BFC0-21D33936F25D

IN WITNESS WHEREOF, Passage and Gemma have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized, all as of the Amendment Effective Date.

Passage Bio, Inc.Gemma Biotherapeutics, Inc.

By: /s/ Will Chou By: /s/ James M. Wilson

Name: Will Chou, M.D.Name: James M. Wilson, M.D., Ph.D.

Title: Chief Executive OfficerTitle: Chief Executive Officer

[Signature Page to Amendment to the Exclusive License Agreement (MLD)]